Exhibit 10.2

THIS SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF A CONVERTIBLE NOTE (THE “NOTE”) IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

THE NOTE TO WHICH THIS SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAS NOT BEEN REGISTERED UNDER THE  1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, IT MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE NOTE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.   "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

SUBSCRIPTION AGREEMENT

(Offshore Subscribers)

TO:

NETWORK CN INC. (the “Company”)
a company with offices at 3/F, D.J. Securities Building, 171 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

Purchase of Convertible Note

1.	Subscription

1.1	On the basis of the representations and warranties and subject to the terms and conditions set forth herein, TSANG WAI YEE TERRI, holder of Hong Kong Identity Card No.: G815027(2), whose address is at House D39, Regalia Bay, 88 Wong Ma Kok Road, Stanley, Hong Kong (the “Subscriber”), hereby irrevocably subscribes for and agrees to purchase one senior convertible note (the “Note”) from the Company for an aggregate purchase price of SIX HUNDRED AND FORTY-FIVE THOUSAND US DOLLARS ($645,000) (the “Principle”), ”), plus accrued and unpaid interest thereon on January 13, 2026 (the “Maturity Date”), substantially in the form attached to this Subscription Agreement as Exhibit 1 (the subscription and agreement to purchase being the “Subscription”).

1.2	On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to sell the Note to the Subscriber.

1.3	Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.

1.4	Unless otherwise provided, all dollar amounts referred to in this Subscription Agreement are in lawful money of the United States of America.

2.	Payment

2.1	the Principle pertaining to the purchase of the Note shall be paid on or before the Closing Date (as defined in Section 4.1, below) by cheque or wire transfer to the Company (Information of the Company attached hereto Exhibit 2).

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3.	Documents Required from Subscriber

3.1	The Subscriber must:
(a)	complete, sign and return to the Company an executed copy of this Subscription Agreement prior to the Closing Date; and,
(b)	complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities and applicable law (collectively the “Transaction Documents.”)

4.	Closing

4.1	There shall be no formal closing ceremony with respect to the transactions contemplated by this Agreement. Instead, the parties shall execute and exchange the Transaction Documents by facsimile and email and the closing of the transactions contemplated by this Agreement shall be deemed to have occurred (the "Closing") on the date (the "Closing Date") that the Company receives the Subscription Proceeds in full. There may be multiple Closings.

5.	Acknowledgements of Subscriber

5.1	The Subscriber acknowledges and agrees that:

(a) Neither the Note nor the shares of common stock (“Shares”) that may be issued upon a conversion of the Note (the Note and the Shares may be hereinafter referred to collectively as the “Securities”) have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of them may be offered or sold in the United States or, directly or indirectly, to a U.S. Person, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable state securities laws;

(b) the Company has not undertaken to, and will have no obligation to, register the Securities, or any of them, under the 1933 Act;

(c) it has received and carefully read this Subscription Agreement;

(d) the decision to execute this Subscription Agreement and acquire the Note hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the adequacy of which is hereby acknowledged) about the Company that is available to the Subscriber on request;

(e) there are risks associated with an investment in the Company including, by way of example and not in limitation, the specific risks identified in the Company’s communications with the Subscriber.

(f) it and its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the sale of the Note hereunder, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(g) all information which the Subscriber has provided to the Company is correct and complete as of the date the Subscription Agreement is signed, and if there should be any change in such information prior to this Subscription Agreement being executed by the Company, the Subscriber will immediately provide the Company with such information;

(h) the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Subscription Agreement and the Subscriber will hold the Company harmless from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Subscription Agreement;

(i) the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii) applicable resale restrictions;

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(j) none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or automated dealer quotation system until the Company has successfully obtained the approval of Securities and Exchange Commission (“SEC”).

(k) none of the Securities may be offered or sold by the Subscriber to a U.S. Person (as defined in Section 6.2, below, or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period (as defined herein);

(l) the Subscriber is not acquiring the Note as a result of, and will not itself engage in, any “directed selling efforts” (as that term is defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of the Securities pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(m) the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in each case in accordance with applicable state securities laws;

(n) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(o) no documents in connection with the sale of the Note hereunder have been reviewed by the SEC or any state securities administrators;

(p) there is no government or other insurance covering any of the Securities;

(q) the issuance and sale of the Securities to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(r) the Subscriber is purchasing the Securities pursuant to an exemption from the registration and the prospectus requirements of applicable securities legislation on the basis that the Subscriber is not a resident of either the United States or Canada and, as a consequence:

(i) is restricted from using most of the civil remedies available under securities legislation,

(ii) may not receive information that would otherwise be required to be provided under securities legislation, and

(iii) the Company is relieved from certain obligations that would otherwise apply under securities legislation; and

(s) the statutory and regulatory basis for the exemption from U.S. registration requirements claimed for the offer of the Note, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state securities laws.

6.	Representations, Warranties and Covenants of the Subscriber

6.1	The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing), and acknowledges that the Company is relying thereon, that:

(a) the Subscriber is not a U.S. Person as that term is defined in Regulation S;

(b) the Subscriber is not acquiring the Note for the account or benefit of, directly or indirectly, any U.S. Person as that term is defined in Regulation S;

(c) the Subscriber is resident in the jurisdiction set out under the heading “Name and Address of Subscriber” on the signature page of this Subscription Agreement and the sale of the Securities to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(d) the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

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(e)if the Subscriber is a corporation or other entity, the entering into of this Subscription Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(f) the Subscriber has duly executed and delivered this Subscription Agreement and upon acceptance thereof by the Company it will constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(g) the Subscriber is acquiring the Securities as principal for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and it has not subdivided its interest in the Securities with any other person;

(h) the Subscriber is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Note as principal for the Subscriber’s own account for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Securities;

(i) the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment and it has carefully read and considered risk factors being communicated by the Company and/or the Subscriber’s professional advisor(s);

(j) the Subscriber has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in any way whatsoever for the Subscriber’s decision to invest in the Securities and the Company;

(k) the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

(l) the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Subscription Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(m) the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto;

(n) the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(o) the Subscriber is not an underwriter of, or dealer in, the Company’s Shares, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of any of the Shares;

(p) the Subscriber is not an underwriter of, or dealer in, the Company’s Shares, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of any of the Securities;

(q) the Subscriber understands and agrees that offers and sales of any of the Securities prior to the expiration of restricted period after the date of original issuance of the Securities (the twelve month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state securities laws;

(r) the Subscriber agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws;

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(s) the Subscriber (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and the Company; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(t) the Subscriber will indemnify the Company against, and will hold the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders harmless from, any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(u) the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(v) no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase any of the Securities,

(ii) that any person will refund the purchase price of any of the Securities,

(iii) as to the future price or value of any of the Securities, or

(iv) that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that currently the Company’s common shares are quoted on any exchange once the Company has obtained approval from the SEC.

6.2	In this Subscription Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S.

7.	Acknowledgement and Waiver

7.1	The Subscriber has acknowledged that the decision to purchase the Securities was solely made on the basis of information available to the Subscriber by the Company. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of the Securities.

8.	Legending of Subject Securities

8.1	The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED HEREIN) OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. “UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

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8.2	The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

9.	Costs

9.1	The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Note or to the conversion of the Note or the Conversion Shares shall be borne by the Subscriber.

10.	Governing Law

10.1	This Subscription Agreement is governed by the laws of the State of New York and the federal laws applicable thereto. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Hong Kong Special Administrative Region.

11.	Survival

11.1	This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Note by the Subscriber pursuant hereto.

12.	Assignment and Transfer

12.1	This Subscription Agreement is assignable and transferrable.

12.2	Subscriber and new holder shall duly complete and sign the NOTICE OF SALES OR TRANSFER as attached hereto ANNEX B and deliver the Company within five (5) calendar days.

13.	Severability

13.1	The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

14.	Entire Agreement

14.1	Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else. This subscription may only be amended by instrument in writing signed by the parties hereto.

15.	Notices

15.1	All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the signature page of this Subscription Agreement and notices to the Company shall be directed to it NETWORK CN INC. (the “Company”) at 3/F, D.J. Securities Building, 171 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong., Attention: C.E.O.

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16.	Counterparts and Electronic Means

16.1	This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

17.	Registration Instructions

17.1	The Subscriber hereby directs the Company to cause any Note issued pursuant to this Subscription Agreement to be registered on the books of the Company as directed on the signature page of this Agreement.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

(Name of Subscriber – TSANG WAI YEE TERRI)

(Signature and, if applicable, Office)

(Address of Subscriber – House D39, Regalia Bay, 88 Wong Ma Kok Road, Stanley, Hong Kong)

(Country of Subscriber – Hong Kong Special Administrative Region, People’s Republic of China)

(Fax and/or E-mail Address of Subscriber – +852-25272331)

Registration Information (if different from above)

(Name of Subscriber – _______________)

(Signature and, if applicable, Office)

(Address of Subscriber)

(Country of Subscriber)

(Fax and/or E-mail Address of Subscriber)

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A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Note is hereby accepted by NETWORK CN INC..

DATED at the 14th day of January, 2020.

NETWORK CN INC.
Earnest Leung, C.E.O.

Authorized Signatory

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Exhibit 1

Form of Convertible Note

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Exhibit 2

Bank information of the Company

Beneficiary Bank:	HSBC Hong Kong
Beneficiary Bank Address:	1 Queen's Road Central, Hong Kong
Beneficiary A/C Name:	NCN Group Limited (a wholly owned subsidiary of Network CN Inc.)
Bank Code:	004
Beneficiary A/C No.:	126-535913-838
SWIFT code of beneficiary bank	HSBCHKHHHKH

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